UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 19, 2021 (January 12, 2021)

HERITAGE GLOBAL INC.

(Exact name of registrant as specified in its charter)

Florida	001-39471	59-2291344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12625 High Bluff Drive, Suite 305, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 847-0656

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	HGBL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2021, Allan Silber resigned as a Class II director and as the Chairman of the Board of Directors (the “Board”) of Heritage Global Inc. (the “Company”), effective as of the conclusion of the next meeting of the Board, expected to occur on March 4, 2021. Mr. Silber’s decision to resign was not the result of any disagreement between Mr. Silber and the Company, its management, the Board or any committee thereof, on any matter relating to the Company’s operations, policies or practices. Long-time director Samuel L. Shimer was elected by the Board to serve as Chairman upon Mr. Silber’s resignation.

Item 7.01	Regulation FD Disclosure.

On January 19, 2021, the Company issued a press release announcing the changes to the Board discussed in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1	Press Release, dated January 19, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE GLOBAL INC.

Dated: January 19, 2021	By:	/s/ Scott A. West
	Name:	Scott A. West
	Title:	Chief Financial Officer (principal financial officer)